Metropolitan Life Insurance Company                         [Metlife LOGO]
1095 Avenue of the Americas
19/th/ Floor
New York, NY 10036
212 578-2211

John R. Murphy
Associate General Counsel
Law Department
Tel 212 578-3096 Fax 212 578-1596

August 25, 2011

Board of Directors
First MetLife Investors Insurance Company
200 Park Avenue
New York, NY 10166

Re: Opinion of Counsel First MetLife Investors Variable Annuity Account One Registration Statement on Form N-4 under the Securities Act of 1933 and Amendment No. 247 under the Investment Company Act of 1940 (File
     No. 811-08306)

Gentlemen:

I am an officer and Associate General Counsel to MetLife, Inc., the ultimate parent of First MetLife Investors Insurance Company ("Company"). You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Amendment (the "Amendment") for the Variable Annuity Contracts (the "Contracts") to be issued by the Company and its separate account, First MetLife Investors Variable Annuity Account One.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. First MetLife Investors Variable Annuity Account One is a separate investment account of the Company and is validly existing pursuant to the laws of the State of New York and is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to
Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement

Board of Directors                                                      Page 2
August 25, 2011

and upon compliance with applicable law, such an Owner will have a legally issued and binding contractual obligation of the Company.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Very truly yours,

/s/ John R. Murphy
--------------------
John R. Murphy